Securities and Exchange Commission
                         Washington, DC  20549

                                FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


  Date of report (Date of earliest event reported): May 26, 2010



                            NASB FINANCIAL, INC.
           (Exact Name of Registrant as Specified in Its Charter)



                                  MISSOURI
               (State or Other Jurisdiction of Incorporation)


         0-24033                               43-1805201
 (Commission File Number)       (I. R. S, Employer Identification No.)


                          12498 South 71 Highway
                         Grandview, Missouri 64030
           (Address of Principal Executive offices)(Zip Code)


                               (816) 765-2200
           (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02  Results of Operations and Financial Condition

     The Registrant's press release dated May 28, 2010, announcing financial results for the quarter ended December 31, 2009, is attached hereto as exhibit 99.1, and is incorporated herein by reference.


Item 2.06  Material Impairments

     On May 26, 2010, NASB Financial, Inc. (the "Company") determined that its investment in Central Platte Holdings, LLC ("Central Platte") was impaired. The Company's investment in Central Platte consists of a 50% ownership interest in an entity that develops land for residential real estate sales. The Company accounts for its investment in Central Platte under the equity method. Sales of lots have not met previous expectations and, as a result, the Company evaluated its investment for impairment. The Company recorded a non-cash impairment charge of $2 million ($1.2 million, net of tax) on its investment in Central Platte during the quarter ended December 31, 2009. The Company's investment in Central Platte, after the impairment charge, is approximately $17 million at December 31, 2009.

     It is not anticipated that the impairment charge will result in future cash expenditures by the company.


Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1 - Press Release dated May 28, 2010.


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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        NASB FINANCIAL, INC.

June 1, 2010                          By:  /s/ Rhonda Nyhus
                                           Rhonda Nyhus
                                           Vice President and Treasurer


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